U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2002

                       VOICE MOBILITY INTERNATIONAL, INC.
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                 (Name of Small Business Issuer in its Charter)


           NEVADA                                      33-0777819
-------------------------------          ---------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)




180-13777 Commerce Parkway, Richmond, British Columbia, Canada       V6V 2X3
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         (Address of Principal Executive Offices)                   (Zip Code)

                                 (604) 482-0000
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                           (Issuer's Telephone Number)

Item 5. Other Events

     On February 1, 2002, Voice Mobility International, Inc. issued a news release announcing a re-alignment of its business that trims the expenses by approximately 30%.


          Exhibit No                        Exhibits
          ----------                        --------

             99.1 News release of Voice Mobility International, Inc. Dated February 1, 2002.




                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VOICE MOBILITY INTERNATIONAL, INC.


Date: February 1, 2002                 by: /s/ James Hutton
                                           --------------------------
                                           James Hutton
                                           President and Director

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Exhibit No. 99.1
                                     EX-99.1
                                  News Release

                         VOICE MOBILITY REDUCES EXPENSES

     VANCOUVER, BC  February 1, 2002 - Voice Mobility International, Inc. (TSE:
VMY, OTCBB: VMII and FWB: VMY), provider of carrier-grade messaging software, today announced a re-alignment of its business that trims the expenses by approximately 30%.
     "We have a very focused sales effort geared at mid to large size carriers eager to replace aging messaging infrastructure while positioning for the growth of enhanced messaging service offerings" said Randy G. Buchamer, Chairman and CEO, "The ideal route to that market is through channels that already have well established relationships. We are merely aligning our sales and support structure to support this strategic objective."
     The company has eliminated 17 positions across the organization but has retained the core development expertise that has helped to create the world-class systems that are being sold today.
     "We have lowered our overall expenses to ensure that we can be profitable as soon as possible while at the same time underlining our commitment to serve our key customers and markets with superior development and product leadership. These changes will in no way impact our ability to deliver on the expectations we have set in the public markets and within our customer base" said Buchamer.

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